                                                                   Exhibit 10.55

                                                                  EXECUTION COPY


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                             AMENDED AND RESTATED

                             EMPLOYMENT AGREEMENT

                                    BETWEEN

                                RADIO ONE, INC.

                                      AND

                               SCOTT R. ROYSTER

                    Dated effective as of October 18, 2000


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

                               TABLE OF CONTENTS

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1.   Definitions........................................................................     1

2.   Employment.........................................................................     5

3.   Term of Employment.................................................................     5

4.   Positions, Responsibilities and Duties.............................................     5
     4.1   Duties.......................................................................     5
     4.2   Attention to Duties and Responsibilities.....................................     5

5.   Compensation and Other Awards......................................................     6
     5.1   Annual Base Salary...........................................................     6
     5.2   Annual Incentive Compensation; Retention Bonuses; Tax Offset Bonus...........     6
     5.3   Retirement and Savings Plans.................................................     7
     5.4   Welfare Benefit Plans and Perquisites........................................     7
     5.5   Expense Reimbursement........................................................     7
     5.6   Vacation Benefits............................................................     7
     5.7   Vehicle Allowance............................................................     7
     5.8   Geographic Location..........................................................     7
     5.9   Restricted Stock Award.......................................................     7
     5.10. Stock Options................................................................     9
     5.11. No-Interest Loan.............................................................    10
     5.12. Subscription for and Purchase of Common Stock; Repurchase of Common
           Stock........................................................................    10
     5.13. Promissory Note and Stock Pledge Agreement...................................    12

6.   Termination........................................................................    12
     6.1.  Termination Upon Expiration of Term of Employment or by Executive
           Upon Change of Control.......................................................    12
     6.2.  Termination by the Company Without Cause or Upon Change of Control
           or by Executive for Good Reason..............................................    13
     6.3.  Termination Due to Death or Disability, by the Company for Cause or by
           Executive without Good Reason................................................    14
     6.4.  No Mitigation; No Offset.....................................................    15
     6.5.  Notice of Termination........................................................    15

7.   Confidential Information...........................................................    16

8.   Work Product.......................................................................    16

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9.   Noncompete and Non-Solicitation....................................................    17
     9.1.   Noncompete..................................................................    17
     9.2.   Non-Solicitation............................................................    17
     9.3.   Modification of Duration, Scope or Area.....................................    18

10.  Non-Exclusivity of Rights..........................................................    18

11.  Resolution of Disputes.............................................................    18

12.  Successors.........................................................................    19
     12.1.  Executive...................................................................    19
     12.2.  The Company.................................................................    19

13.  Miscellaneous......................................................................    19
     13.1.  Applicable Law..............................................................    19
     13.2.  Amendments/Waiver...........................................................    19
     13.3.  Notices.....................................................................    19
     13.4.  Withholding.................................................................    20
     13.5.  Severability................................................................    20
     13.6.  Captions....................................................................    20
     13.7.  Entire Agreement............................................................    20
     13.8.  Counterparts................................................................    20
     13.9.  Representation..............................................................    20
     13.10. Survivorship................................................................    21
     13.11. Right of Offset.............................................................    21

Exhibits
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Exhibit A      -      Award Stock Form of 83(b) Election
Exhibit B      -      Option Agreement dated May 5, 1999
Exhibit C      -      Promissory Note ($750,000)
Exhibit A      -      Purchased Common Stock Form of 83(b) Election
Exhibit C      -      Promissory Note and Stock Pledge Agreement ($7,000,000)

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated effective as of October 18, 2000, is made by and between Radio One, Inc., a Delaware corporation (the "Company"), and Scott R. Royster (the "Executive").

     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated effective as of January 1, 1999 (the "Original Agreement"); and

     WHEREAS, the Company and the Executive wish to amend and restate the Original Agreement in its entirety as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Executive hereby agree that the Original Agreement shall be, and hereby is, amended and restated in its entirety as follows:


      1.  Definitions.

     "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Company.

     "Agreement" has the meaning set forth in the preamble hereof.

     "Annual Base Salary" means the annual base salary as described in Section 51 hereof.

     "Annual Incentive" has the meaning set forth in Section 52 hereof.

     "Award" has the meaning set forth in Section 59 hereof.

     "Award Date" has the meaning set forth in Section 59 hereof.

     "Award Shares" has the meaning set forth in Section 59 hereof.

     "Award Stock" means (i) the Award Shares and (ii) all shares of Common Stock issued with respect to the Award Shares by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

     "Award Withholding Amount" has the meaning set forth in Section 59 hereof.

     "Board" means the board of directors of the Company.

     "Cause" means (i) the commission by the Executive of a felony, fraud, embezzlement or an act of serious, criminal moral turpitude which, in case of any of the foregoing, in the good faith judgment of the Board, is likely to cause material harm to the business of the Company and its Subsidiaries, taken as a whole, provided that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by clear and convincing evidence, (ii) the commission of an act by the Executive constituting material financial dishonesty against the Company or any of its Subsidiaries, provided that, in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by a preponderance of the evidence, (iii) the repeated refusal by the Executive to use his reasonable and diligent efforts to follow the lawful and reasonable directives (in light of the terms of this Agreement) of the Board with respect to a matter or matters within the control of the Executive, or (iv) the Executive's willful gross neglect in carrying out his material duties and responsibilities under this Agreement, provided, that, unless the Board reasonably determines that a breach described in clause (iii) or (iv) is not curable, the Executive will, subject to the following proviso, be given written notice of such breach and will be given an opportunity to cure such breach to the reasonable satisfaction of the Board within thirty (30) days of receipt of such written notice (subject to the Executive's right to seek arbitration of the cure of such breach as provided in Section 11 hereof), and, provided further, that the Executive will only be entitled to cure two such defaults during the Term of Employment.

     "Change of Control" shall be deemed to have occurred in the event of a transaction or series of related transactions pursuant to which any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, other than Catherine L. Hughes and Alfred
C. Liggins, III, (a) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (b) acquire all or substantially all of the Company's assets determined on a consolidated basis.

     "Class A Common Stock" means the Company's class A common stock, par value $.001 per share.

     "Class D Common Stock" means the Company's class D common stock, par value $.001 per share.

     "Commencement Date" has the meaning set forth in Section 3 hereof.

     "Common Stock" means all classes of the Company's Common Stock and any capital stock of the Company distributed after the date of this Agreement with respect to shares of Common Stock by way of dividend, distribution, stock split, exchange, conversion, merger, consolidation, reorganization or other recapitalization.

     "Company" has the meaning set forth in the preamble hereof.

     "Competing Business" has the meaning set forth in Section 91 hereof.

     "Competing Market" has the meaning set forth in Section 91 hereof.

     "Confidential Information" has the meaning set forth in Section 7 hereof.

     "Date of Termination" means the earlier of (a) the date of termination, if any, specified in the Notice of Termination (which date shall not be earlier than the date of receipt of such Notice of Termination) or (b) the date on which the Executive's employment under this Agreement actually terminates.

     "Disability" means the Executive's inability to render the services required under this Agreement by reason of a physical or mental disability for ninety (90) days, which need not be consecutive, during any twelve (12) consecutive month period, and the effective date of such Disability shall be the day next following such ninetieth (90/th/) day. A determination of Disability will be made by a physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company cannot agree as to a physician, then each will select a physician and such physicians shall together select a third physician, whose determination as to Disability shall be completed within ten (10) days of the date on which the disagreement between the Executive and the Company arose and the decision of such third physician will be final and binding on the Executive and the Company. The Executive and the Company shall have the right to present to such physician such information and arguments as each deems appropriate, including the opinion of other physicians.

     "Executive" has the meaning set forth in the preamble hereof.

     "Extended Term Retention Bonus" has the meaning set forth in Section 5.2(c) hereof.

     "Good Reason" shall be deemed to exist if, without the express written consent of the Executive, (a) the Executive's rate of Annual Base Salary (as provided in Section 51 hereof), including any increases, is reduced, (b) the Executive suffers a substantial reduction in his title, duties or responsibilities, (c) the Company's headquarters shall be located outside the geographic area described in Section 58 hereof, (d) the Company fails to pay the Executive's Annual Base Salary when due or to pay any other material amount due to the Executive hereunder within five (5) days of written notice from the Executive, (e) the Company materially breaches this Agreement (other than a breach described in the preceding clause (d)) and fails to correct such breach within thirty (30) days after receiving the Executive's demand that it remedy the breach, or (f) the Company fails to obtain a satisfactory written agreement from any successor to assume and agree to perform this Agreement, which successor the Executive reasonably concludes is capable of performing the Company's financial obligations under this Agreement.

     "Initial Term" has the meaning set forth in Section 3 hereof.

     "Initial Term Retention Bonus" has the meaning set forth in Section 52 hereof.

     "Material Line" has the meaning set forth in Section 91 hereof.

     "Noncompete Period" has the meaning set forth in Section 91 hereof.

     "Note and Pledge Agreement" has the meaning set forth in Section 513 hereof.

     "Notice of Termination" has the meaning set forth in Section 65 hereof.

     "Option Agreement" has the meaning set forth in Section 510 hereof.

     "Option Shares" has the meaning set forth in Section 510 hereof.

     "Options" has the meaning set forth in Section 510 hereof.

     "Original Agreement" has the meaning set forth in the recitals hereof.

     "Original Term of Employment" means the period beginning January 1, 1999 and ending December 31, 2001.

     "Person" means any natural or legal person including any individual, partnership, joint venture, corporation, association, joint stock company, limited liability company, trust, unincorporated organization or government or any department or agency or political subdivision thereof.

     "Principal Amount" has the meaning set forth in Section 511 hereof.

     "Promissory Note" has the meaning set forth in Section 511 hereof.

     "Pro Rata Portion" means (i), with respect to the Initial Term Retention Bonus, a portion of the Initial Term Retention Bonus equal to a fraction, the numerator of which shall be the number of days between January 1, 2000 and the Date of Termination, and the denominator of which shall be One Thousand Eight Hundred and Twenty-Six (1,826) and (ii), with respect to the Extended Term Retention Bonus, a portion of the Extended Term Retention Bonus equal to a fraction, the numerator of which shall be the number of days between the fifth anniversary of the Commencement Date and the Date of Termination, and the denominator of which shall be One Thousand Eight Hundred and Twenty-Six (1,826).

     "Purchased Class A Common Stock" has the meaning set forth in Section 5.12(a) hereof.

     "Purchased Class D Common Stock" has the meaning set forth in Section 5.12(a) hereof.

     "Purchased Common Stock" has the meaning set forth in Section 5.12(a) hereof.

     "Section 6.1 Severance Period" has the meaning set forth in Section 61 hereof.

     "Section 6.2 Severance Period" has the meaning set forth in Section 62 hereof.

     "Subsidiary" means, with respect to any Person, a corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by such Person, directly or through one or more Subsidiaries.

     "Term of Employment" has the meaning set forth in Section 3 hereof.

     "Transfer" means a sale, transfer, assignment, pledge, hypothecation, mortgage or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any interest in any shares of Award Stock.

     "Vesting Dates" has the meaning set forth in Section 510 hereof.

     "Withholding Amount" has the meaning set forth in Section 512 hereof.

     "Work Product" has the meaning set forth in Section 8 hereof.

      2. Employment. During the Term of Employment, subject to the terms and provisions set forth in this Agreement, the Company shall continue to employ the Executive as the Chief Financial Officer and Executive Vice President of the Company, and the Company shall employ the Executive to provide general operational and managerial oversight of the Company's XM Satellite operations, and the Executive hereby accepts such employment.

      3. Term of Employment. The term of employment under this Agreement shall commence as of the date hereof (the "Commencement Date") and, unless earlier terminated by the Company or the Executive under Section 6 hereof, shall continue for a period of five years (the "Initial Term"); provided, however, that the term of employment under this Agreement may be extended for an additional period of five years upon mutual agreement of the parties (the Initial Term and any such additional five-year term, the "Term of Employment").

      4.  Positions, Responsibilities and Duties.

          4.1 Duties. During the Term of Employment, the Executive, as Chief Financial Officer and Executive Vice President of the Company, shall be responsible, subject to the direction of the Board, for the financial affairs and operations of the Company, and to provide general operational and managerial oversight of the Company's XM Satellite operations, and for such other duties and functions of a senior executive nature, commensurate with his title, responsibility and remuneration as may be directed from time to time by the Board. The Executive shall report solely to the Chief Executive Officer and President.

          4.2 Attention to Duties and Responsibilities. During the Term of Employment, the Executive shall devote substantially all of his business time to the business and affairs of the Company and shall use his best efforts, ability and fidelity to perform faithfully and efficiently his duties and responsibilities.

      5.  Compensation and Other Awards.

          5.1 Annual Base Salary. During the Term of Employment, as compensation for the services to be provided by the Executive under this Agreement, the Company shall pay the Executive an annual base salary of Three Hundred Thousand Dollars ($300,000.00), which shall be increased (but not decreased) at the commencement of each calendar year by an amount which shall be no less than five percent (5%) of such annual base salary in effect immediately prior to such increase, or such greater amount as the Board in its sole discretion shall decide. Such annual base salary shall be payable to the Executive in equal installments at least twice per month in accordance with the Company's regular payroll practice.

           5.2 Annual Incentive Compensation; Retention Bonuses; Tax Offset
Bonus.

          (a) The Board may, in its sole discretion, award an annual incentive cash payment in an amount up to fifty percent (50%) of the Executive's annual base salary (the "Annual Incentive") to the Executive during each or any year occurring during the Term of Employment based upon the Executive's performance and the Company's operating results during any such year. The Annual Incentive, if any, shall be due and payable by the Company on or before February 28 of the year immediately following the year for which such Annual Incentive is awarded.

          (b) If the Executive has remained in the full-time and continuous employ (subject to vacation and sick time in accordance with this Agreement and the policies of the Company then in effect) of the Company from the Commencement Date through and including December 31, 2004, then the Company shall pay the Executive a bonus (the "Initial Term Retention Bonus") in an amount equal to two and one-half (2 1/2 ) times the Executive's annual base salary as of the Commencement Date. The Initial Term Retention Bonus shall be due and payable on January 1, 2005.

          (c) If the Executive has remained in the full-time and continuous employ (subject to vacation and sick time in accordance with this Agreement and the policies of the Company then in effect) of the Company from the Commencement Date through and including the tenth anniversary of the Commencement Date, then the Company shall pay the Executive a bonus (the "Extended Term Retention Bonus") in an amount equal to Seven Million Dollars ($7,000,000). The Extended Term Retention Bonus shall be due and payable on the first day after the tenth anniversary of the Commencement Date.

          (d) With respect to each calendar year during the Term of Employment ending on or after October 19, 2002, the Company shall pay to the Executive a bonus in an amount equal to the product of (i) the amount of taxable income recognizable by the Executive during such calendar year because of the reduction of accrued but unpaid interest on the Principal Amount of the Note and Pledge Agreement or because no interest accrues or is payable on the Principal Amount of the Note and Stock Pledge Agreement, and (ii) the combined highest marginal federal, state and local income tax rate applicable to an individual residing in the Executive's tax domicile during such calendar year. The bonus payable pursuant to this Section 5.2(d), if any, shall be due and payable by the Company on or before February 28 of the year immediately succeeding the calendar year to which such bonus relates.

          5.3 Retirement and Savings Plans. During the Term of Employment and to the extent eligible, the Executive shall participate in all pension, retirement, savings and other employee benefit plans and programs, if any, generally applicable to executives of the Company.

          5.4 Welfare Benefit Plans and Perquisites. During the Term of Employment and to the extent eligible, the Executive, the Executive's spouse, if any, and the Executive's eligible dependents, if any, shall participate in and be covered by all welfare benefit plans and programs, if any, and shall be entitled to receive such perquisites and fringe benefits, if any, generally applicable to executives of the Company.

          5.5 Expense Reimbursement. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing his duties and responsibilities hereunder in accordance with the policies and procedures of the Company as in effect at the time the expense was incurred, as the same may be changed prospectively from time to time.

          5.6 Vacation Benefits. During the Term of Employment, the Executive shall be entitled to three (3) weeks paid vacation annually at such times which do not materially interfere with the operations of the Company. Any vacation not used by the Executive during any calendar year during the Term of Employment shall accumulate to the extent permitted by and in accordance with the Company policy then in effect.

          5.7 Vehicle Allowance. During the Term of Employment, the Executive shall be entitled to use of an automobile leased by the Company at a cost to the Company, including the cost of any and all applicable insurance coverage therefor, the combined cost of such automobile and insurance coverage not to exceed One Thousand Dollars ($1,000.00) per month. Upon expiration of the Company's lease, the Executive shall have the right to purchase such vehicle in accordance with the terms of the Company's lease agreement for such vehicle.

          5.8 Geographic Location. The Executive's services hereunder shall be rendered primarily in (a) the Washington, D.C. metropolitan area, or (b) such other location mutually agreed to by the Company and the Executive.

          5.9  Restricted Stock Award.   The Company has awarded to the
Executive (the "Award") One and Five Hundred and Three One Thousandths (1.503) shares of the Company's Class C Non-Voting Common Stock, par value $.01 per share (the "Award Shares"). The Award was effective as of January 25, 1999 (the "Award Date") and shall be subject to terms and conditions of this Section 59.

          (a) The Company and the Executive agree that as of the Award Date, the value of the Award Stock was Two Hundred Twenty-Five Thousand Dollars ($225,000.00). The Company and the Executive shall use reasonable efforts to take accounting and tax positions consistent with such valuation. The Executive has made an election, in the form attached hereto as Exhibit A, to have the Award Shares taxed under the provisions of (S)83(b) of the Internal Revenue Code.

               (b) The Executive shall be responsible for the payment of any withholding tax requirement arising from the Award. The amount of withholding tax required with respect to the Award (the "Award Withholding Amount") shall be determined by the Treasurer or other appropriate officer of the Company, and the Executive shall furnish such information and make such representations as such officer requires to make such determination. The Company shall notify the Executive of the Award Withholding Amount and the Executive shall pay such Award Withholding Amount to the Company, either in cash, by certified cashier's check, or by delivery to the Company of a full recourse promissory note of the
Executive in form and substance acceptable to the Company.   The Company shall
remit the Award Withholding Amount to the appropriate taxing authority or authorities.

               (c) The Award Stock shall incrementally vest during the Original Term of Employment pursuant to the following schedule: Twenty-five percent (25%) of the Award Shares vested on January 25, 1999, and the remaining Award Shares shall vest in equal portions on the last day of each calendar month beginning February 28, 1999, through and including December 31, 2001.

               (d) Upon a Change of Control, all of the Executive's unvested Award Stock shall immediately become fully vested.

               (e) During the Original Term of Employment, the Executive may not Transfer any unvested Award Stock, except that the Executive may pledge shares of unvested Award Stock to the Company. Any Transfer or attempted Transfer of any unvested Award Stock in violation of this Section 59 shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such unvested Award Stock as the owner of such securities for any purpose.

               (f) Upon termination of the Executive's employment hereunder, the Company may repurchase from the Executive any unvested Award Stock for the value of such unvested Award Stock as set forth in the election under (S)83(b) of the Internal Revenue Code referred to in Section 59 hereof.

               (g) The Executive hereby acknowledges that the Award Stock has not been registered under the Securities Act of 1933, as amended, and accordingly, such Award Stock may be subject to certain transfer restrictions (in addition to the transfer restrictions on unvested Award Stock set forth in Section 59 hereof). The certificate(s) representing such Award Stock will bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN

     EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND THE SIGNATORY THERETO DATED AS OF JANUARY 1, 1999. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

          5.1. Stock Options. The Company has granted to the Executive options to purchase Eighteen Thousand Six-Hundred Forty-Six (18,646) shares (subject to adjustment as provided in Section 3 of the Option Agreement (as such term is defined below)) of the Company's Class A Common Stock, par value $.001 per share, pursuant to an Agreement Evidencing a Grant of an Incentive Stock Option dated May 5, 1999 (the "Option Agreement"), a copy of which is attached hereto as Exhibit B. (The options evidenced by the Option Agreement are referred to herein as the "Options," and the shares of Class A Common Stock obtainable upon exercise of such Options are referred to herein as the "Option Shares.") Except as set forth in this Section 510, all terms and conditions of such Options (and of such Class A Common Stock to be issued upon the exercise of such Options) shall be set forth in the Option Agreement.

                    (a) The price payable by the Executive for each Option Share shall be as set forth in Section 2 of the Option Agreement.

                    (b) The Option to purchase those Option Shares granted pursuant to the Option Agreement shall first become exercisable in equal increments on and after thirty-two (32) dates ("Vesting Dates"). The first such Vesting Date shall be on May 31, 1999, and each subsequent Vesting Date shall be on the last day of each calendar month thereafter, through and including the earlier to occur of (i) the last such day that is on or prior to the Date of Termination and (ii) December 31, 2001.

                    (c) Upon a Change of Control, all of the Executive's Options shall become fully and immediately exercisable.

                    (d) Upon termination of the Executive's employment hereunder, any then unexercisable Option shall expire and be immediately forfeited. The Executive's right to exercise any exercisable Option following termination of his employment shall also expire and be forfeited to the extent that such Options are not exercised on or before the ninetieth (90/th/) day following such termination.

                    (e) All unexercised Options to acquire Option Shares shall expire on the tenth anniversary of the date of the Option Agreement.

                    (f) During the Original Term of Employment, the Executive may not Transfer any unexercisable Options.

          5.11. No-Interest Loan. On January 2, 2001, the Company shall loan to the Executive the principal amount of Seven Hundred and Fifty Thousand Dollars ($750,000.00) (the "Principal Amount"), without interest, evidenced by a promissory note in the form attached hereto as Exhibit C (the "Promissory Note"). The Principal Amount shall be due and payable on the earlier of (a) January 1, 2005, and (b) the sixtieth (60/th/) calendar day following the effective date of the termination of the Executive's employment with the Company.

           5.12. Subscription for and Purchase of Common Stock; Repurchase of Common Stock.

                    (a) The Executive hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to the Executive on the date hereof, (i) Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four (333,334) shares of the Company's Class A Common Stock (the "Purchased Class A Common Stock"), for an aggregate purchase price of Two Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Eight Dollars ($2,333,338.00), and (ii) Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six (666,666) shares of the Company's Class D Common Stock (the "Purchased Class D Common Stock"), for an aggregate purchase price of Four Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Two Dollars ($4,666,662.00). The Purchased Class A Common Stock and the Purchased Class D Common Stock are hereafter collectively referred to as the "Purchased Common Stock".

                    (b) The Company and the Executive agree that as of the Commencement Date (i) the value of the Class A Purchased Common Stock was Two Million Four Dollars ($2,000,004.00), and (ii) the value of the Class D Purchased Common Stock was Four Million Eighty-Three Thousand Three Hundred Twenty-Nine Dollars and Twenty-Five Cents ($4,083,329.25). The Company and the Executive shall use reasonable efforts to take accounting and tax positions consistent with such valuation. Not later than thirty (30) days after the Commencement Date, the Executive shall make an election, in the form attached hereto as Exhibit D, to have the Purchased Common Stock taxed under the provisions of (S)83(b) of the Internal Revenue Code.

                    (c) The Executive shall be responsible for the payment of any withholding tax requirement arising from his purchase of the Purchased Common Stock. The amount of withholding tax required with respect to the Executive's purchase of the Purchased Common Stock (the "Withholding Amount") shall be determined by the Treasurer or other appropriate officer of the Company, and the Executive shall furnish such information and make such representations as such officer requires to make such determination. The Company shall notify the Executive of the Withholding Amount and the Executive shall pay such Withholding Amount to the Company, either in cash, by certified cashier's check, or by delivery to the Company of a full recourse promissory note of the Executive in form and substance acceptable to the Company. The Company shall remit the Withholding Amount to the appropriate taxing authority or authorities.

          (d) The Purchased Common Stock shall vest in equal portions on the last day of each calendar month beginning November 30, 2002, through and including October 31, 2005.

          (e) Upon a Change of Control, all of the Executive's unvested Purchased Common Stock shall immediately become fully vested.

          (f) During the Term of Employment, the Executive may not Transfer any unvested Purchased Common Stock, except as provided in Section 5.12(g) hereof and except that the Executive may pledge shares of unvested Purchased Common Stock to the Company. Any Transfer or attempted Transfer of any unvested Purchased Common Stock in violation of this Section 5.12(f) shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such unvested Purchased Common Stock as the owner of such securities for any purpose.

          (g) Upon termination of the Executive's employment hereunder, (i) the Company may repurchase from the Executive any unvested Purchased Common Stock and (ii) the Executive may require the Company to repurchase from the Executive any unvested Purchased Common Stock, in each case for a purchase price of Seven Dollars ($7.00) per share.

          (h) The Executive hereby acknowledges that the Purchased Common Stock has not been registered under the Securities Act of 1933, as amended, and accordingly, such Purchased Common Stock may be subject to certain transfer restrictions (in addition to the transfer restrictions on unvested Purchased Common Stock set forth in Section 5.12(f) hereof). The certificate(s) representing such Purchased Common Stock will bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND THE SIGNATORY THERETO DATED AS OF OCTOBER 18, 2000. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

          (i) The Company shall use its commercially reasonable efforts to include in any registration statement on Form S-3 (or any similar or successor "short-form" registration statement, other than any such registration statement relating to the issuance of shares of Common Stock or rights to receive shares of Common Stock pursuant to any employee benefit or equity compensation plan or relating to any transaction described in Rule 145 under the Securities Act of 1933, as amended) filed with the Securities and Exchange Commission after October 18, 2002, shares of Purchased Common Stock owned by the Executive that have become vested pursuant to Section 5.12(d) hereof on or before the date on which such registration statement is filed or becomes effective.

          5.13. Promissory Note and Stock Pledge Agreement. In order to finance the Executive's purchase of the Purchased Common Stock pursuant to Section 5.12, the Company shall loan to the Executive on the Commencement Date the principal amount of Seven Million Dollars ($7,000,000.00), evidenced by the Promissory Note and Stock Pledge Agreement of even date herewith and attached hereto as Exhibit E (the "Note and Pledge Agreement"), pursuant to which the Executive shall pledge all of the Purchased Common Stock to the Company.

      6. Termination. The Executive's employment hereunder may be terminated under the following circumstances:

          6.1. Termination Upon Expiration of Term of Employment or by Executive Upon Change of Control.

                 (a) In the event of a termination by the Company of the Executive's employment under this Agreement upon expiration of the Term of Employment in accordance with Section 3 hereof (except as provided in Section
6.2 hereof) or pursuant to Section 6.1(c) hereof, the Term of Employment shall end and, notwithstanding Section 5 hereof, the Executive shall only be entitled to:

                     (i) the continuation of the Annual Base Salary at the rate then in effect (as provided in Section 5.1 hereof) on the Date of Termination for a period of six (6) months commencing on such Date of Termination (the "Section 6.1 Severance Period").

                     (ii) any Annual Base Salary accrued to the Date of Termination and any Annual Incentive relating to a prior year actually awarded or, relating to any year, objectively determinable, but not yet paid as of the Date of Termination;

                     (iii) reimbursement for all expenses (under Sections 5.5 and 5.7 hereof) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

                     (iv) to the extent applicable, and as so permitted by applicable law, the continuation of the Executive's welfare benefits (as described in Section 5.4 hereof) at the level in effect on the Date of Termination during the Section 6.1 Severance Period or beyond as the law requires, and any other compensation and benefits as may be provided in accordance with the terms and provisions of applicable plans and programs, if any, generally applicable executives of the Company or specifically applicable to the Executive;

                     (v) without duplication of amounts otherwise payable pursuant to Section 5.2(b) hereof, a Pro Rata Portion of the Initial Term Retention Bonus;

                     (vi) without duplication of amounts otherwise payable pursuant to Section 5.2(c) hereof, if the Date of Termination occurs after the fifth anniversary of the Commencement Date, a Pro Rata Portion of the Extended Term Retention Bonus; and

                    (vii) such rights as the Executive may have under any other written agreement between the Company and the Executive which is then currently in effect.

               (b) The amounts owed under Section 6.1(a)(i) shall be payable in equal bi-weekly installments from the Date of Termination through the expiration of the Section 6.1 Severance Period. The amounts owed under Section 6.1(a)(ii) shall be paid within fifteen (15) days of the Date of Termination, the amounts owed under Section 6.1(a)(iii), unless otherwise expressly specified herein, shall be paid in accordance with the policies and procedures of the Company in effect at the time the applicable expenses were incurred, and the amounts owed under Sections 6.1(a)(v) and 6.1(a)(vi) shall be paid within sixty (60) days of the Date of Termination. Any amounts owed under Section 6.1(a)(iv) shall be payable in accordance with the terms of the applicable plans and programs.

               (c) At any time during the six (6) month period immediately following a Change of Control, the Executive may, in his sole discretion and upon thirty (30) days' prior written notice to the Board, terminate his employment under this Agreement and receive the benefits provided under Section 6.1(a) hereof.

     6.2. Termination by the Company Without Cause or Upon Change of Control or by Executive for Good Reason.

               (a) In the event that the Company terminates the Executive's employment without Cause, or if the Term of Employment expires in accordance with Section 3 hereof at any time during the six-month period immediately following a Change of Control, or if the Executive terminates his employment for Good Reason, the Executive shall only be entitled to:

                    (i) the continuation of the Annual Base Salary at the rate then in effect (as provided in Section 51 hereof) on the Date of Termination for a period of twelve (12) months commencing on such Date of Termination (the "Section 6.2 Severance Period").

                    (ii) any Annual Base Salary accrued to the Date of Termination and any Annual Incentive relating to a prior year actually awarded or, relating to any year, objectively determinable, but not yet paid as of the Date of Termination;

                    (iii) reimbursement for all expenses (under Sections 5.5 and 5.7 hereof) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

                    (iv) to the extent applicable, and as so permitted by applicable law, the continuation of the Executive's welfare benefits (as described in Section 5.4 hereof) at the level in effect on the Date of Termination during the Section 6.2 Severance Period or beyond as the law requires, and any other compensation and benefits as may be provided in accordance with the terms and provisions of applicable plans and programs, if any, generally applicable executives of the Company or specifically applicable to the Executive;

                    (v) without duplication of amounts otherwise payable pursuant to Section 5.2(b) hereof, the Initial Term Retention Bonus;

                    (vi) without duplication of amounts otherwise payable pursuant to Section 5.2(c) hereof, if the Date of Termination occurs after the fifth anniversary of the Commencement Date, a Pro Rata Portion of the Extended Term Retention Bonus; and

                    (vii) such rights as the Executive may have under any other written agreement between the Company and the Executive which is currently in effect.

               (b) The amounts owed under Section 6.2(a)(i) shall be payable in equal bi-weekly installments from the Date of Termination through the expiration of the Section 6.2 Severance Period. The amounts owed under Section 6.2(a)(ii) shall be paid within fifteen (15) days of the Date of Termination, the amounts owed under Section 6.2(a)(iii), unless otherwise expressly specified herein, shall be paid in accordance with the policies and procedures of the Company in effect at the time the applicable expenses were incurred, and the amounts owed under Sections 6.2(a)(v) and 6.2(a)(vi) shall be paid within sixty (60) days of the Date of Termination. Any amounts owed under Section 6.2(a)(iv) shall be payable in accordance with the terms of the applicable plans and programs.

               (c) Upon thirty (30) days' prior written notice to the Board, the Executive may terminate his employment under this Agreement for Good Reason and such notification shall specify the act, or acts, on the basis of which the Executive has found Good Reason. The Board shall then be provided the opportunity, within thirty (30) days of its receipt of such notification, to meet with the Executive to discuss such act or acts. If the Executive does not rescind his termination of employment at such meeting, the Executive's employment by the Company shall be terminated for Good Reason pursuant to this
Section 6.2, subject to the Company's right to seek arbitration of the existence of Good Reason as provided in Section 11 hereof, and the Executive shall receive the benefits provided under Section 6.2(a) hereof. The Company agrees that the Executive's continuation of his employment during the initial six-month period following the occurrence of a Good Reason shall not constitute a waiver of his rights to resign for Good Reason, which shall be preserved during such period.

          6.3. Termination Due to Death or Disability, by the Company for Cause or by Executive without Good Reason.

               (a) In the event of the Executive's death, or a termination of the Executive's employment under this Agreement by either the Company or the Executive due to Disability, or the termination by the Company of the Executive's employment under this Agreement for Cause, or if the Executive terminates his employment with the Company without Good Reason, the Term of Employment shall end and, notwithstanding Section 5 hereof, the Executive, his estate or other legal representative, as the case may be, shall only be entitled to:

                    (i) any Annual Base Salary accrued to the Date of Termination and any Annual Incentive relating to a prior year actually awarded or, relating to any year, objectively determinable, but not yet paid as of the Date of Termination;

                    (ii) reimbursement for all expenses (under Sections 5.5 and 5.7 hereof) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

                    (iii) any other compensation and benefits as may be provided in accordance with the terms and provisions of applicable plans and programs, if any, generally applicable to executives of the Company or specifically applicable to the Executive;

                    (iv) without duplication of amounts otherwise payable pursuant to Section 5.2(c) hereof, a Pro Rata Portion of the Initial Term Retention Bonus;

                    (v) without duplication of amounts otherwise payable pursuant to Section 5.2(c) hereof, if the Date of Termination occurs after the fifth anniversary of the Commencement Date, a Pro Rata Portion of the Extended Term Retention Bonus; and

                    (vi) such rights as the Executive may have under any other written agreement between the Company and the Executive which is currently in effect.

               (b) The amounts owed under Section 6.3(a)(i) shall be paid within fifteen (15) days of the Date of Termination, the amounts owed under
Section 6.3(a)(ii), unless otherwise expressly specified herein, shall be paid in accordance with the policies and procedures of the Company in effect at the time the applicable expenses were incurred, and the amounts owed under Sections 6.3(a)(iv) and 6.3(a)(v) shall be paid within sixty (60) days of the Date of Termination. Any amounts owed under Section 6.3(a)(iii) shall be payable in accordance with the terms of the applicable plans and programs.

               (c) The Company may terminate the Executive for Cause. In each case, the existence of Cause must be confirmed by the Board prior to any termination therefor. In the event of such a confirmation, the Company shall notify the Executive that the Company intends to terminate the Executive's employment for Cause under this Section 6.3. Such notification shall specify the act, or acts, on the basis of which the Board has so confirmed the existence of Cause.

          6.4. No Mitigation; No Offset. In the event of any termination of employment, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

          6.5. Notice of Termination. Any termination of the Executive's employment under this Section 6 shall be communicated by a notice of termination (the "Notice of Termination") to the other party hereto given in accordance with
Section 13.3 hereof. Such notice shall (a) indicate the specific termination provision in this Agreement relied upon, (b) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(c) if the termination date is other than the date of receipt of such notice, specify the date on which the Executive's employment is to be terminated (which date shall not be earlier than the date on which such notice is actually received).

      7. Confidential Information. The Executive acknowledges that the confidential or proprietary information obtained by him while employed by the Company concerning the business or affairs of the Company or any Affiliate ("Confidential Information") is the property of the Company or such Affiliate, as the case may be. For purposes of this Agreement, the term "Confidential Information" does not include information that the Executive can demonstrate (a) was in the Executive's possession prior to first being employed by the Company, provided that such information is not known by the Executive to be subject to another confidentiality agreement with, or other obligation of secrecy to, the Company or another party, (b) is generally available to the public and became generally available to the public other than as a result of a disclosure in violation of this Agreement, (c) became available to the Executive on a non-confidential basis from a third party, provided that such third party is not known by the Executive to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Company or another party or is otherwise prohibited from providing such information to the Executive by a contractual, legal or fiduciary obligation or (d) the Executive is required to disclose pursuant to applicable law or regulation (as to which information, the Executive will provide the Company with prior notice of such requirement and, if practicable, an opportunity to obtain an appropriate protective order). The Executive agrees that he will not during the Term of Employment and for the two-year period following the Term of Employment, willfully disclose Confidential Information to any Person (other than employees of the Company or any Affiliate or any other Person expressly authorized by the Board to receive Confidential Information or otherwise as required in the course of his duties during the Term of Employment) or use for his own account any Confidential Information without the prior written consent of the Board. The Executive shall deliver to the Company at the termination of the Term of Employment, or at any other time the Board may request in writing, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing Confidential Information or Work Product which he may then possess or have under his control. The Company shall, upon the Executive's request, provide to the Executive a copy of such documents as may be reasonably necessary for the Executive to exercise his rights under Section 11 hereof, or to defend himself in any third party or shareholder disputes, and which shall otherwise remain subject to the provisions of this Section 7.

      8. Work Product. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, reports and all similar or related information which relate to the Company's or its Subsidiaries' actual business, research and development or existing products or services and which are conceived, developed or made by the Executive while employed with the Company ("Work Product") belong to the Company or such Subsidiary, provided that the Executive shall have a perpetual, non-exclusive, royalty-free license (without the right to sub-license) to use any business modeling programs he creates so long as such use would not violate the provisions of Section 9 hereof. Upon the written request of the Board, the Executive will promptly disclose such

Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Term of Employment) to establish and confirm such ownership.

      9.  Noncompete and Non-Solicitation.

          9.1. Noncompete. The Executive acknowledges that in the course of his employment with the Company he will become familiar with the trade secrets and other confidential information of the Company and the Subsidiaries of the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, the Executive agrees that, during the Term of Employment and for an additional period (the "Noncompete Period") equal to (i) in the event that the Executive's employment is terminated pursuant to Section
6.1 hereof, for a period of six (6) months thereafter or (ii) in the event that the Executive's employment terminated pursuant to Section 6.3 hereof, for a period of one (1) year thereafter, he shall not directly or indirectly own, manage, control, participate in, consult with, or render services for any "Competing Business" (as defined below) in any "Competing Market" (as defined below). For purposes of this Section 91, a "Competing Business" is one in which the predominant activities of the business are classified under the same principal Standard Industrial Classification category (using the categories as in effect on April 1, 1999) as any of the "Material Lines" (as defined below) of the Company and the Affiliates. A division or subsidiary of a diversified business will be treated as a Competing Business only if (A) the diversified business falls within the preceding sentence and (B) either (1) the Executive directly provides services to that division or subsidiary as his primary employment within the diversified business or (2) that division or subsidiary would be a Material Line on a consolidated basis as defined below for the potentially competing diversified business. A "Competing Market" is a geographic market (as defined by The Arbitron Company) in which the Company or any Affiliate has, on or before the Date of Termination, with respect to one or more Material Lines, (i) commenced material operations or (ii) determined before such date to commence such material operations and committed substantial resources to either determining the feasibility of such commencement or actually commencing such operations. A geographic market in which the Company or any Affiliate operates a Material Line will only be treated as a Competing Market for the Material Line in that market, and not for other Material Lines or other operations of the Company and its Affiliates. A "Material Line" is a division, subsidiary, or business line from which the Company and its Affiliates derived at least 25% of audited consolidated gross revenues for the Company's fiscal year ended before the Date of Termination. The Company agrees that entities primarily engaged in conducting business or providing services or goods through the Internet (whether wireline or wireless) including the Internet transmission of music, are expressly excluded from the intended scope of this provision and thus not Competing Businesses. Nothing herein shall prohibit the Executive from being a passive owner of not more than 4.9% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

          9.2. Non-Solicitation. During the Noncompete Period, the Executive shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Subsidiary of the Company to leave the employ of such Person, (ii) hire any individual who was an executive of the Company or its Subsidiaries, a station or regional manager of the Company or its Subsidiaries or a radio personality employed by the Company or its Subsidiaries at any time during the Term of Employment (other than individuals who have not been employed by the Company or a Subsidiary of the Company for a period of at least six months prior to employment by the Executive directly or indirectly through another Person), or (iii) induce or attempt to induce any customer, supplier, licensee or other Person having a business relationship with the Company or any Subsidiary of the Company to cease doing business with the Company or such Subsidiary of the Company, or interfere materially with the relationship between any such customer, supplier, licensee or other Person having a business relationship with the Company or any Subsidiary of the Company.

          9.3. Modification of Duration, Scope or Area. If, at the time of enforcement of this Section 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     10. Non-Exclusivity of Rights. Nothing in this Agreement shall limit or otherwise prejudice such rights as the Executive may have under any future agreements with the Company.

     11. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by arbitration, to be held in Baltimore, Maryland, in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association. Such arbitration shall be before a single arbitrator who shall be a retired federal or Maryland State judge acceptable to the Company and the Executive. In the event that the Executive and the Company cannot agree upon an arbitrator within thirty (30) days of a notice demanding such agreement from one to the other, the arbitrator shall be chosen by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The decision of the arbitrator shall be final, conclusive and binding upon the Company and the Executive. All costs, fees and expenses, including attorney fees, of any arbitration in connection with this Agreement, which results in any final decision of the arbitrator requiring the Company to make a payment to the Executive beyond what was offered to the Executive by the Company, shall be borne by, and be the obligation of, the Company. In no event shall the Executive be required to reimburse the Company for any of the costs and expenses incurred by the Company relating to any arbitration. If the Executive has had an opportunity to be heard by the Board and the Board has made a good faith determination to terminate the Executive hereunder, the Company may suspend payments to the Executive of his Annual Base Salary; provided that in the event that an arbitrator finds in favor of the Executive, the Company shall pay such suspended Annual Base Salary payments to the Executive, together with interest thereon at the greater of 8% or prime plus 3% per annum from the date such payments were due to the date actually paid. The obligation of the Company and the Executive under this Section 11 shall survive the termination for any reason of the Term of Employment (whether such termination is by the Company, by the Executive, or upon the expiration of the Term of Employment).

     12.  Successors.

          12.1. Executive. This Agreement is personal to the Executive and, without the prior express written consent of the Company, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or assigned pursuant to testamentary disposition or intestate succession or pursuant to a qualified domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

          12.2. The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, provided that the Company may only transfer or assign this Agreement with the Executive's prior written consent.

     13.  Miscellaneous.

          13.1. Applicable Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland.

          13.2. Amendments/Waiver. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar term, provision or condition at the same time, or any prior or subsequent time.

          13.3. Notices. All notices, waivers and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party, by facsimile (with appropriate confirmation of transmission), by reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed delivered when actually delivered by hand, upon receipt of confirmation of facsimile transmission, three
(3) days after mailing, or one (1) day after dispatch by overnight courier, addressed as follows:

          If to the Executive:

                 Mr. Scott R. Royster
                 1519 Kingman Place, N.W.
                 Washington, D.C.  20005

          If to the Company:

                 Radio One, Inc.
                 5900 Princess Garden Parkway, 8/th/ Floor
                 Lanham, MD 20706
                 Attention:   Alfred C. Liggins, III
                 Facsimile:   301-306-9694

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

          13.4. Withholding. Notwithstanding anything else to the contrary herein, the Company may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation. Where amounts are payable to the Executive pursuant to this Agreement both in cash and in a form other than cash, the Company may, at its option and upon prior notice to the Executive, withhold from such cash payments, or withhold from such payments in a form other than cash, or withhold from both.

          13.5. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as shall be agreed upon by the Company and the Executive.

          13.6. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          13.7. Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

          13.8. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          13.9. Representation. The Executive represents and warrants that the performance of the Executive's duties and obligations under this Agreement will not violate any agreement between the Executive and any other Person.

          13.10. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of this Agreement or the Executive's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

          13.11. Right of Offset. The Executive and the Company agree that concurrently with the execution and delivery of this Agreement the Company and the Executive are entering into the Promissory Note and the Note and Pledge Agreement. At the sole option of Executive, any amounts due under the Promissory Note and the Note and Pledge Agreement shall be offset against any amount due under or with respect to this Agreement.

                                 [END OF PAGE]
                           [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused this Amended and Restated Employment Agreement to be executed in its name and on its behalf by its authorized representative, all as of the day and year first above written.


                                 RADIO ONE, INC.,
                                 a Delaware corporation



                                 By:       /s/ Alfred C. Liggins, III
                                    -----------------------------------
                                    Name:  Alfred C. Liggins, III
                                    Title: Chief Executive Officer and President



                                 EXECUTIVE:



                                           /s/ Scott R. Royster
                                 ---------------------------------------
                                                 Scott R. Royster